EXHIBIT 10.5
                                                                    ------------



                                   MANAGEMENT
                             SUBSCRIPTION AGREEMENT
                             ----------------------



                                                May 16, 2000



Wilmar Industries, Inc.
303 Harper Drive
Moorestown, New Jersey  08057

Gentlemen:
         1. The undersigned, (hereinafter the "Purchaser") hereby subscribes for 27,068 shares of Common Stock, no par value (the "Common Stock"), of Wilmar Industries, Inc., a New Jersey corporation (the "Corporation"), and 57,293 shares of Senior Preferred Stock, par value $0.01 per share (the "Preferred Stock," and together with the Common Stock, the "Shares"), of the Corporation. The purchase price for the Common Stock shall be $1.00 per share, and the purchase price for the Preferred Stock shall be $10.00 per share. Payment for the Preferred Stock and Common Stock will be made (upon the issuance of appropriate certificates representing such shares to and in the name of the Purchaser) by delivering to the Corporation a promissory note in the principal amount of $599,998 in the form of Exhibit A attached hereto (the "Promissory Note").

         2. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION. The Corporation represents and warrants to the Purchaser as follows:

                  2.1 The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, and has the requisite corporate power and authority to execute and deliver this subscription agreement (the "Agreement") and to perform its obligations hereunder.

                  2.2 The execution, delivery and performance of this Agreement, and the execution, issuance, sale and delivery of the Shares have been duly authorized by all necessary corporate action on the part of the Corporation.

         3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Corporation as follows:

                  3.1 The Purchaser has had access to the same kind of information concerning the Corporation and WM Acquisition, Inc., a New Jersey corporation ("Merger Sub"), that is required by Schedule A of the Securities Act of 1933, as amended (the "Act"), to the extent that the Corporation possesses such information;

                  3.2 The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of utilizing the information that is available to the Purchaser concerning the Corporation to evaluate the risks of investment in the Corporation;

                  3.3 The Purchaser acknowledges that the Shares, when issued, will be subject to a shareholders agreement (the "Shareholders Agreement") and a pledge agreement (the "Pledge Agreement") and may not be sold, transferred, pledged or encumbered except in accordance with the terms thereof.

                  3.4 The Purchaser has been given copies of the Shareholders Agreement and Pledge Agreement and was afforded ample opportunity to read it, and he is thoroughly familiar with its terms;

                  3.5 The Purchaser acknowledges that a notation shall be made in the appropriate records of the Company indicating that the Shares owned by the Purchaser are subject to restriction on transfer and, if the Company should at some time in the future engage the services of a stock transfer agent, appropriate stop transfer restrictions will be issued to such transfer agent with respect to the Shares.

                  3.6 The Purchaser acknowledges that he has been advised that the Shares have not been registered under the Act and, accordingly, that he may not be able to sell or otherwise dispose of the Shares when the Purchaser wishes to do so;

                  3.7 The Purchaser represents and warrants that the Shares are being purchased by the Purchaser for the Purchaser's own sole benefit and account for investment and not with a view to, or for resale in connection with, a public offering or distribution thereof;

                  3.8 The Purchaser agrees that the Shares will not be resold (a) without registration thereof under the Act (unless an exemption from such registration is available) or (b) in violation of any law;

                  3.9 The Purchaser consents that the certificate or certificates representing the Shares may be impressed with a legend indicating that the Shares are not registered under the Act and reciting that transfer thereof is restricted; and

                  3.10 The Purchaser consents that stop transfer instructions in respect of the Shares may be issued to any transfer agent, transfer clerk or other agent at any time acting for the Corporation.

                                   Very truly yours,

                                   WILLIAM E. SANFORD


                                   By:  /s/ William E. Sanford
                                        ---------------------------------------


Accepted: May 16, 2000

WILMAR INDUSTRIES, INC.


By:  /s/ William S. Green
     ----------------------------------
     Name:   William S. Green
     Title:  Chairman of the Board of Directors